Exhibit 99.1
Report of Independent Registered Public Accounting Firm
To the Board of Managers of Rio Vista GP LLC,
     General Partner of Rio Vista Energy Partners L.P.
We have audited the accompanying balance sheets of Regional Enterprizes, Inc. (a wholly-owned subsidiary of Rio Vista Energy Partners L.P.) as of October 31, 2005 and October 29, 2006, and the related statements of income and retained earnings, and cash flows for each of the two years in the period ended October 29, 2006. These financial statements are the responsibility of Regional’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Regional Enterprizes, Inc. as of October 31, 2005 and October 29, 2006 and the results of their operations and cash flows for each of the two years in the period ended October 29, 2006 in conformity with United States generally accepted accounting principles.
/s/ BURTON McCUMBER & CORTEZ, L.L.P.
Brownsville, Texas
October 11, 2007

Regional Enterprizes, Inc.
BALANCE SHEETS
ASSETS

	October 31,	October 29,
	2005	2006
Current Assets
Cash	$2,027,000	$3,661,000
Trade accounts receivable (less allowance for doubtful accounts of $0 at 2005 and 2006)	990,000	952,000
Receivables from employees	556,000	33,000
Insurance receivable	380,000	—
Prepaid expenses	414,000	420,000
Deferred tax asset	—	358,000

Total current assets	4,367,000	5,424,000
Property, plant and equipment — net	3,293,000	3,315,000

Total assets	$7,660,000	$8,739,000

The accompanying notes are an integral part of these statements.

Regional Enterprizes, Inc.
BALANCE SHEETS — CONTINUED
LIABILITIES AND STOCKHOLDERS’ EQUITY

	October 31,	October 29,
	2005	2006
Current Liabilities
Trade accounts payable	$282,000	$447,000
Accrued payroll and payroll tax	821,000	1,166,000
Income taxes payable	266,000	822,000
Accrued employee benefit plan	196,000	161,000
Deferred income tax	460,000	307,000
Other accrued expenses	—	14,000

Total current liabilities	2,025,000	2,917,000
Deferred income tax — noncurrent	970,000	908,000
Commitments and contingencies	—	—
Stockholders’ Equity
Common stock-$10 par value, 10,000 shares authorized and outstanding; 1,100 shares voting and 8,900 shares non-voting	100,000	100,000
Retained earnings	4,565,000	4,814,000

Total stockholders’ equity	4,665,000	4,914,000

Total liabilities and stockholders’ equity	$7,660,000	$8,739,000

The accompanying notes are an integral part of these statements.

Regional Enterprizes, Inc.
STATEMENTS OF INCOME AND RETAINED EARNINGS

	Year ended	Year ended
	October 31,	October 29,
	2005	2006
Revenues	$6,099,000	$6,300,000
Revenues from rental income	900,000	1,008,000

	6,999,000	7,308,000
Cost of goods sold	5,020,000	4,721,000

Gross profit	1,979,000	2,587,000
Selling, general and administrative expenses	1,773,000	2,370,000
(Gain) loss on sale of assets	(39,000)	(47,000)

	1,734,000	2,323,000

Operating income (loss)	245,000	264,000
Other income (expense)
Interest income	45,000	140,000

Income (loss) from before taxes	290,000	404,000
Provision for income taxes	110,000	155,000

Net income (loss)	180,000	249,000
Retained earnings at the beginning of the year	4,385,000	4,565,000

Retained earnings at the end of the year	$4,565,000	$4,814,000

Net income per common share	$18.00	$24.90

Weighted average common shares outstanding	10,000	10,000

The accompanying notes are an integral part of these statements.

Regional Enterprizes, Inc.
STATEMENTS OF CASH FLOWS

	October 31,	October 29,
	2005	2006
Cash flows from operating activities:
Net income	$180,000	$249,000
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	564,000	585,000
Gain on sale of assets	(39,000)	(47,000)
Changes in current assets and liabilities:
Trade accounts receivable	741,000	38,000
Receivables from employees	(549,000)	523,000
Insurance receivable	(380,000)	380,000
Prepaid expenses	161,000	(6,000)
Deferred tax asset	—	(358,000)
Trade accounts payable	252,000	165,000
Accrued payroll and payroll tax	786,000	345,000
Accrued employee benefit plan	111,000	(35,000)
Other accrued liabilities	—	14,000
Income taxes payable	266,000	556,000
Deferred income tax payable	(183,000)	(215,000)

Net cash provided by operating activities	1,910,000	2,194,000

Cash flows from investing activities:
Capital expenditures	(604,000)	(629,000)
Proceeds from the sale of assets	60,000	69,000

Net cash used in investing activities	(544,000)	(560,000)

Net increase in cash	1,366,000	1,634,000
Cash at beginning of period	661,000	2,027,000

Cash at end of period	$2,027,000	$3,661,000

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Income taxes	$31,400	$40,200

The accompanying notes are an integral part of these statements.

REGIONAL ENTERPRIZES, INC.
NOTES TO FINANCIAL STATEMENTS
NOTE A — ORGANIZATION
The principal business of Regional Enterprizes, Inc., a Virginia corporation (Regional) is storage, transportation and railcar transloading of bulk liquids, including chemical and petroleum products, owned by its customers. Regional’s principal facilities are located on the James River in Hopewell, Virginia, where it receives bulk chemicals and petroleum products from ships and barges into approximately 10,000,000 gallons of available storage. Regional also receives product from a rail spur which is capable of receiving 14 rail cars at any one time for transloading of chemical and petroleum liquids for delivery throughout the mid-Atlantic region. Regional utilizes its fleet of 32 tractors and 50 trailers to distribute the various products it receives as well as to perform direct hauling operations on behalf of its customers. During the year ended October 29, 2006, Regional changed its fiscal year to end on the last Sunday in October. See Note G.
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements are as follows.
1.	Property, Plant and Equipment
Property, plant and equipment are recorded at historical cost. After being placed into service, assets are depreciated using the straight-line method over their estimated useful lives as follows:

Terminal Facility and improvements	5-30 years
Automotive equipment	5-20 years
Machinery and equipment	5-10 years
Office equipment	3-10 years
Maintenance and repair costs are charged to expense as incurred.
In August 2001 Statement of Financial Accounting Standards (SFAS) No. 144 (SFAS 144) “Accounting for the Impairment or Disposal of Long-Lived Assets” was issued. SFAS 144 requires Regional to review long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined that an impairment has occurred, the amount of the impairment is charged to operations. For the two years in the period ended October 29, 2006, Regional incurred no impairments.
2.	Income Taxes
The provisions for income taxes, income taxes payable and deferred income taxes are determined using the liability method. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured by applying enacted tax rates and laws to taxable years in which such differences are expected to reverse. A valuation allowance is provided when Regional determines that it is more likely than not that a portion of the deferred tax asset balance will not be realized. Prior to November 1, 2004, the cash basis of accounting was used for determining taxable income.
3.	Cash Equivalents
For purposes of the cash flow statement, Regional considers cash in banks and securities purchased with a maturity of three months or less to be cash equivalents.

REGIONAL ENTERPRIZES, INC.
NOTES TO FINANCIAL STATEMENTS
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
4.	Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires Regional to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
5.	Fair Value of Financial Instruments
SFAS 107, “Disclosures about Fair Value of Financial Instruments”, requires the disclosure of fair value information about financial instruments, whether or not recognized on the balance sheet, for which it is practicable to estimate the value. SFAS 107 excludes certain financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts are not intended to represent the underlying value of Regional. The carrying amounts of cash and cash equivalents, current receivables and payables approximate fair value because of the short-term nature of these instruments.
6.	Revenue Recognition
Revenues are recorded based on the following criteria:
(1)	Persuasive evidence of an arrangement exists and the price is determined

(2)	Delivery has occurred for transportation services or storage and transloading services have been performed

(3)	Collectibility is reasonably assured
7.	Financial Instruments
Regional has adopted SFAS 133, “Accounting for Derivative Instruments and Hedging Activities”, which requires that all derivative financial instruments be recognized in the financial statements and measured at fair value regardless of the purpose or intent for holding them. Changes in the fair value of derivative financial instruments are either recognized periodically in income or stockholder’s equity (as a component of comprehensive income), depending on whether the derivative is being used to hedge changes in fair value or cash flows. In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”. SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments and hedging activities. For each of the two years in the period ended October 29, 2006, Regional had no derivative financial instruments.
8.	Trade Accounts Receivable and Allowance for Doubtful Accounts
Trade accounts receivable are accounted for at fair value. Trade accounts receivable do not bear interest and are short-term in nature. An allowance for doubtful accounts for trade accounts receivable is established when the fair value is less than the carrying value. Trade accounts receivable are charged to the allowance when it is determined that collection is remote.

REGIONAL ENTERPRIZES, INC.
NOTES TO FINANCIAL STATEMENTS
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
9.	Environmental Matters
Regional is subject to various federal, state and local laws and regulations relating to the protection of the environment. Regional has established procedures for the ongoing evaluation of its operations, to identify potential environmental exposures and to comply with regulatory policies and procedures.
Regional accounts for environmental contingencies in accordance with SFAS No. 5 “Accounting for Contingencies.” Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and do not contribute to current or future revenue generation, are expensed. Liabilities for environmental contingencies are recorded when environmental assessments and/or clean-ups are probable and the costs can be reasonably estimated. Regional maintains insurance which may cover in whole or in part certain types of environmental contingencies. For the year ended October 29, 2006, Regional had no environmental contingencies requiring specific disclosure or the recording of a liability.
10.	Income (Loss) Per Common Share
Net income (loss) per share of common stock is computed on the weighted average number of shares outstanding in accordance with SFAS 128, “Earnings Per Share”.
NOTE C — PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment consist of the following:

	October 31,	October 29,
	2005	2006

Land	$61,000	$61,000
Terminal and improvements	2,293,000	2,293,000
Automotive equipment	3,889,000	4,317,000
Machinery & equipment	66,000	81,000
Office equipment	144,000	125,000

Total	6,453,000	6,877,000

Less: accumulated depreciation and amortization	(3,160,000)	(3,562,000)

	$3,293,000	$3,315,000

Depreciation expense of property, plant and equipment totaled $564,000 and $585,000 for each of the two years in the period ended October 29, 2006, respectively.

REGIONAL ENTERPRIZES, INC.
NOTES TO FINANCIAL STATEMENTS
NOTE D — INCOME TAXES
Income tax provision (benefit) for the years ended October 31, 2005 and October 29, 2006 was as follows:

	October 31,	October 29,
	2005	2006
Current Tax Expense
Federal	$264,000	$651,000
State	31,000	77,000

	295,000	728,000
Deferred Tax Expense
Federal	(165,000)	(513,000)
State	(20,000)	(60,000)

	(185,000)	(573,000)

Total	$110,000	$155,000

A reconciliation of income tax expense at the federal statutory rate to the income tax provision at the Company’s effective rate is as follow for the years ended October 31, 2005 and October 29, 2006:

	October 31, 2005		October 29, 2006
	Amount	Percent	Amount	Percent

Pre tax book income	$98,000	34.00%	$138,000	34.00%
State taxes (net of federal benefit)	12,000	4.00%	17,000	4.00%

	$110,000	38.00%	$155,000	38.00%

The components of deferred income tax assets and liabilities at October 31, 2005 and October 29, 2006 were as follows:

	October 31,	October 29,
	2005	2006
Deferred Tax Assets:
Current
Accrued payroll	$—	$358,000

	—	358,000
Deferred Tax Liabilities:
Current
Cash to accrual adjustment	(460,000)	(307,000)
Noncurrent:
Depreciation	(970,000)	(908,000)

Net Deferred Tax Liability	(1,430,000)	(1,215,000)

	$(1,430,000)	$(857,000)

Regional has not provided a valuation allowance for deferred tax assets because management estimates that the deferred tax assets will more likely than not be realized in future periods.

REGIONAL ENTERPRIZES, INC.
NOTES TO FINANCIAL STATEMENTS
NOTE E — COMMITMENTS AND CONTINGENCIES
Legal Proceedings
November 2004 Traffic Accident
On November 3, 2004, there was an accident between a Regional truck driver and another motorist who allegedly sustained injuries as a result of the accident. The other motorist filed suit against Regional. The case is styled as Nolte v. Regional Enterprises, Inc. and is pending in the United States District Court for the District of Maryland (Case No. 07 CV 0478 PJM). Management does not anticipate settlement or recovery in excess of insurance coverage.
July 2005 Nitric Acid Release
On July 25, 2005, an equipment failure during the loading of nitric acid from a railcar to a tanker truck resulted in a release of nitric acid and injury to an employee of Regional. Cleanup costs totaled approximately $380,000 in 2005 and were covered entirely by reimbursement from Regional’s insurance carrier. Several lawsuits against Regional were filed by property owners in the area. All of these suits were settled for an aggregate amount of $115,000, which was within insurance coverage limits.
The Virginia Department of Labor and Industry, Occupational Safety and Health Compliance (VOSH) issued a citation against Regional on October 7, 2005 seeking a fine of $4,500. Regional requested withdrawal of the citation. The amount of the fine is not covered by insurance. On June 18, 2007, the Commissioner of Labor and Industry filed suit against Regional in the Circuit Court for the City of Hopewell for collection of the unpaid fine.
November 2005 Worker Fatality
On November 27, 2005 an employee of Regional died following inhalation of turpentine vapors. Under Virginia law, recovery by the deceased employee’s estate was limited to a workers compensation claim, which was closed on April 20, 2007 for the amount of $11,000. VOSH issued a citation against Regional on May 24, 2006 seeking a fine of $28,000. Regional requested withdrawal of the citation. The amount of the fine is not covered by insurance. On June 18, 2007, the Commissioner of Labor and Industry filed suit against Regional in the Circuit Court for the City of Hopewell for collection of the unpaid fine.
In the ordinary course of business, Regional is involved with other proceedings, lawsuits and claims. Management believes that liability, if any, ultimately resulting from any of these proceedings, lawsuits and claims will not have a material effect on Regional’s financial statements.

REGIONAL ENTERPRIZES, INC.
NOTES TO FINANCIAL STATEMENTS
NOTE E — COMMITMENTS AND CONTINGENCIES — Continued
Leases
Norfolk Southern Leases
On January 1, 2003, Regional Enterprizes, Inc. (as lessee) entered into a lease agreement with Norfolk Southern Railway Company (as lessor) for approximately 3.1 acres of land which is utilized in connection with Regional’s existing operations at Regional’s facilities in Hopewell, Virginia. The lease includes the right to maintain existing warehouses, storage tanks for handling petroleum and chemical products, and necessary appurtenances. The lease term was January 1, 2003 through December 31, 2005. The lease has not been renewed and may be terminated by either party upon 30 days’ written notice. Rent is $1,500 per month subject to adjustment based on inflation.
On August 21, 2003, Regional Enterprizes, Inc. (as lessee) entered into a siding lease agreement with Norfolk Southern Railway Company (as lessor) for approximately 750 feet of railroad sidings on land which is utilized in connection with Regional’s existing operations at Regional’s facilities in Hopewell, Virginia. The sidings may be used for handling various chemical products. The siding lease began on August 21, 2003 and continues until terminated by either party with 30 days’ written notice. Rent is $4,875 per year, payable in advance.
As replacement of the foregoing leases, Regional is currently negotiating with Norfolk Southern the purchase of approximately 3.5 acres of land and the lease of approximately 1.9 acres of land on a long-term basis. On June 1, 2007, Regional executed a letter of intent from Norfolk Southern dated May 29, 2007 and is awaiting definitive documents from Norfolk Southern in order to complete the purchase and lease transactions.
Other
Regional has several leases for parking and other facilities which are short term in nature and can be terminated by the lessors or Regional upon giving sixty days notice of cancellation. Rental expense for the year ended October 31, 2005 and October 29, 2006 was approximately $61,000 and $107,000, respectively.

REGIONAL ENTERPRIZES, INC.
NOTES TO FINANCIAL STATEMENTS
NOTE E — COMMITMENTS AND CONTINGENCIES — Continued
Customer Contracts
Asphalt Agreement
On November 30, 2000, Regional entered into a Storage and Product Handling Agreement with a customer with an effective date of December 1, 2000 (Asphalt Agreement). The Asphalt Agreement provides for the pricing, terms and conditions under which the customer will purchase terminal services and facility usage from Regional for the storage and handling of the customer’s asphalt products. The Asphalt Agreement was amended on October 15, 2002 with an effective date of December 1, 2002 (Amended Asphalt Agreement). The term of the Amended Asphalt Agreement is five years with an option by the customer for an additional five-year renewal term, which the customer exercised in July 2007. After the additional five-year term, the Amended Asphalt Agreement renews automatically for successive one-year terms unless terminated upon 120 days advance written notice by either party. The annual fee payable to Regional for the initial five-year term of the Amended Asphalt Agreement is approximately $500,000, payable in equal monthly installments, subject to adjustments for inflation and certain facility improvements. In exchange for the annual fee, Regional agrees to provide minimum annual throughput of 610,000 net barrels per contract year, with additional volume to be paid on a per barrel basis. During the term of the Amended Asphalt Agreement, Regional agrees to provide three storage tanks and certain related equipment to the customer on an exclusive basis as well as access to Regional’s barge docking facility.
Fuel Oil Agreement
On November 16, 1998, Regional entered into a Terminal Agreement with a customer with an effective date of November 1, 1998, as amended on April 5, 2001, October 11, 2001 and August 1, 2003 (Fuel Oil Agreement). The Fuel Oil Agreement provides for the pricing, terms and conditions under which Regional will provide terminal facilities and services to the customers for the delivery of fuel oil. The agreement renews automatically for successive one-year terms unless terminated upon 365 days advance written notice by either party. Pursuant to the agreement, as amended, Regional agrees to provide three storage tanks, certain related pipelines and equipment, and at least two tractor tankers to the customer on an exclusive basis, as well as access to Regional’s barge docking facility. In exchange for use of Regional’s facilities and services, the customer pays an annual tank rental amount of approximately $300,000 plus a product transportation fee calculated on a per gallon basis, each subject to annual adjustment for inflation. Regional agrees to deliver a minimum daily quantity of fuel oil on behalf of the customer.
Concentrations of Credit Risk
Financial instruments that potentially subject Regional to credit risk include cash balances at banks which at times exceed the federal deposit insurance.

REGIONAL ENTERPRIZES, INC.
NOTES TO FINANCIAL STATEMENTS
NOTE F — 401K
Regional sponsors a defined contribution retirement plan (401(k) Plan) covering all eligible employees effective November 1, 1988. The 401(k) Plan allows eligible employees to contribute, subject to Internal Revenue Service limitations on total annual contributions, up to 60% of their compensation as defined in the 401(k) plan, to various investment funds. Regional matches, on a discretionary basis, 50% of the first 6% of employee compensation. Furthermore, Regional may make additional contributions on a discretionary basis at the end of the Plan year for all eligible employees. Regional’s contributions totaled approximately $88,000 and $275,000 for October 31, 2005 and October 29, 2006, respectively. Employee contributions vest immediately while contributions made by Regional vest 20% annually beginning in the participant’s second year of eligibility.
NOTE G — SUBSEQUENT EVENT (UNAUDITED)
On July 27, 2007, Rio Vista Energy Partners L.P. (Rio Vista) entered into an Agreement and Plan of Merger (Merger Agreement) with Regional Enterprises, Inc. (New Regional), Regional, the shareholders of Regional and W. Gary Farrar, Jr. The Merger Agreement provided for Rio Vista to acquire the business of Regional by means of a merger of Regional into New Regional, a newly-formed, wholly-owned subsidiary of Rio Vista. The transactions contemplated by the Merger Agreement were completed on July 27, 2007. The total consideration pursuant to the Merger Agreement was $9,000,000, of which Rio Vista paid $8,000,000 in cash, less certain working capital and other adjustments and subject to certain amounts held in escrow, with the remaining $1,000,000 to be paid in four equal semiannual installments beginning six months from the date of the Regional Acquisition. Under the terms of the Merger Agreement, Rio Vista is entitled to net working capital of Regional of $500,000 (subject to adjustments) in excess of assumed liabilities. Under the terms of the Merger Agreement, a total of $1,500,000 was placed into escrow to secure certain indemnification obligations of the former shareholders of Regional. Rio Vista funded the Regional Acquisition through a loan of $5,000,000 (RZB Loan) from RZB Finance LLC (RZB) and the remaining amounts due at closing were paid from available working capital.
In connection with the above transaction, Rio Vista entered into a loan agreement (the Loan Agreement) with RZB dated July 26, 2007. The principal amount of the RZB Loan is $5,000,000, due on demand, with a one-year maturity. The RZB Loan carries a variable annual rate of interest equal to the higher of (a) the rate of interest established from time to time by JPMorgan Chase Bank, N.A. as its “base rate” or its “prime rate,” or (b) the weighted average overnight funds rate of the Federal Reserve System plus 0.50%, in each case plus a margin of 4.75%. In connection with the RZB Loan, New Regional granted to RZB a security interest in all of New Regional’s assets, including a deed of trust on real property owned by New Regional, and Rio Vista delivered to RZB a pledge of the outstanding capital stock of New Regional. On July 26, 2007, as a further condition of the Loan Agreement, Penn Octane Corporation (Penn Octane), whose subsidiary is the general partner of Rio Vista, also entered into a Guaranty & Agreement (Guaranty) with RZB. Pursuant to the Guaranty, Penn Octane agreed to guaranty all of the indebtedness, liabilities and obligations of Rio Vista to RZB under the Loan Agreement and otherwise. The RZB Loan is also guaranteed by New Regional and a Rio Vista subsidiary.
In addition, in connection with the above transactions, Regional also entered into a one-year employment contract with an executive of Regional which provides for an annual salary of $210,000 plus commissions based on future revenues of Regional. The agreement may be terminated by Regional at any time, provided however, that if the agreement is canceled within one year of commencement date, the employee will be entitled to receive the remaining unpaid portion of his first year’s annual salary. In connection with the agreement, Rio Vista agreed to grant to the employee options to purchase 25,000 common units of Rio Vista. The options vest over a two year period.